Exhibit 99.1

LQR House Announces Stock Repurchase Program and Upcoming Marketing Plans to Reinforce Investor Confidence and Integrity.

Miami Beach, FL, August 25, 2023 – LQR House Inc. (the “Company” or “LQR House”) (NASDAQ: LQR), a visionary marketing company focused on becoming a prominent force in the alcoholic beverage sector, is pleased to announce two significant initiatives aimed at enhancing shareholder value and market presence. The company’s board of directors has authorized a share repurchase program, along with an innovative marketing partnership with Gold Standard Media.

Under the newly authorized share repurchase program, LQR House is set to acquire up to $2,000,000 of its common stock. This strategic move showcases the company’s commitment to optimizing shareholder value while capitalizing on favorable market conditions. The common stock will be acquired through open market purchases, privately negotiated transactions, or other methods, all in full compliance with the guidelines set forth by the United States Securities and Exchange Commission and other applicable legal regulations. On August 4th, the Company reported 10,155,434 million shares of common stock outstanding prior to its initial public offering in its S1 filing.

LQR House’s CEO, Sean Dollinger, commented, “The current capital market conditions allow us to capture additional value for all shareholders through this measured buyback program. Our Board of Directors and executive management team remain committed to delivering value to our shareholders.”

The execution of the repurchase program, including the timing, volume of shares repurchased, and purchase prices, will be determined based on factors such as available liquidity, cash flows, market conditions, and corporate and regulatory limitations, including potential blackout periods. Importantly, the repurchase program is not a binding commitment to acquire any specific quantity of shares and may be paused or discontinued at the Company’s discretion.

Furthermore, LQR House is thrilled to announce its partnership with Gold Standard Media, a leading marketing solutions provider. This collaboration will amplify LQR House’s market presence by leveraging Gold Standard Media’s proven expertise in Affiliate Marketing, Social Media Campaigns, Mobile Advertising, and other innovative techniques. Gold Standard Media’s track record in connecting public companies with ideal investors aligns seamlessly with LQR House’s growth objectives. This strategic partnership underscores LQR House’s dedication to reaching its target audience effectively and fostering innovation-driven growth.

About LQR House Inc.

LQR House is a dynamic and forward-thinking liquor marketing company that intends to become the full-service digital marketing and brand development face of the alcoholic beverage space. Currently, LQR House has a key partnership with Country Wine & Spirits Inc. (“CWS”), granting the company full control over all marketing operations on CWSpirits.com,a leading alcohol ecommerce platform. With a deep passion for the world of beverages, LQR House takes pride in curating marketing strategies aimed to elevate brands to new heights. Composed of a team of seasoned professionals, LQR House focuses on crafting marketing solutions tailored to each client’s unique needs. Through strategic partnerships, creative branding, and digital prowess, LQR House intends to be at the forefront of the wine and spirits marketing landscape, making it the go-to choice for brands seeking to thrive in a competitive industry.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Shareholders can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement on Form S-1 filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement on Form S-1 and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov.

Investor and Media Contact:

LQR@bacchus.agency